                                                                   EXHIBIT 10(r)

                              EMPLOYMENT AGREEMENT
                              --------------------



          AGREEMENT made the 24th day of September, 1997 by and between CulturalAccessWorldwide Inc., a Delaware corporation (the "Company"), and Isabel Valdes (the "Employee").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.  Employment, Term.
              ----------------

          1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

          1.2 The term of the Employee's employment under this Agreement shall be the period commencing on the date hereof and continuing through September 30, 2000, unless sooner terminated in accordance with this Agreement.

          2.  Position, Duties.  The Employee shall serve the Company as
              ----------------
President of the Market Connections Group of the Company and will be a member of the executive management board of the Company. The Employee shall report to, and shall have such duties and responsibilities consistent with such position as are reasonably requested of her by the President of the Company, or his designee or successor. The Employee shall perform her duties and responsibilities hereunder faithfully and diligently. The Employee shall devote her full business time and attention to the performance of her duties and responsibilities hereunder. The Employee hereby represents that she is not bound by any confidentiality agreements or restrictive covenants which restrict or may restrict her ability to perform her duties hereunder, and agrees that she will not enter into any such agreements or covenants during the term of her employment hereunder, except such restrictive covenants or confidentiality agreements which are required by the Company. The Employee shall be based in the Palo Alto, California area. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the Employee may serve on boards of directors of other companies and organizations so long as such other companies and organizations do not, directly or indirectly, compete with the Company or any member of the Company Group (as hereinafter defined). The Company acknowledges that prior to the date hereof the Employee has assisted other businesses on a contingent fee basis and that any such contingent fees payable to the Employee for services rendered prior to the date hereof are and shall be the property of the Employee.

          3.  Compensation.
              ------------

          3.1  Base Salary.  During the term of this Agreement, in consideration
               -----------
of the performance by the Employee of the services set forth in Section 2 and her observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at the rate of $100,000 per annum, payable in accordance with the standard payroll practices of the Company. In addition to the base salary payable hereunder, the Employee may be entitled to receive merit increases in salary during the term hereof in amounts and at such times as shall be determined by the President of the Company in his sole discretion. In no event shall the failure to grant any such increase (or the amount of any such increase) give rise to a claim by the Employee under this Agreement.

          3.2  Other Compensation.  (i) The Employee shall be granted employee
               ------------------
stock options to purchase 30,000 shares of common stock, $.01 par value per share ("Company Common Stock"), of the Company pursuant to the Company's employee stock option plan. Such options shall vest ratably on the anniversary of the date hereof over a three-year period contingent upon continued employment; provided, however, that, in accordance with the option certificate for such options, in the event that the Employee's employment hereunder is terminated as a result of the Employee's death or disability, such options shall fully vest. The option price shall be $6.00 per share. Such options shall be fully subject to the terms and conditions of the stock option plan of the Company governing such options.

          (ii) In addition, the Employee shall be eligible to receive an annual bonus of up to $45,000 of her base salary based on an annual performance review by the Board of Directors of the Company.

          4.  Expense Reimbursement.  During the term of the Employee's
              ---------------------
employment by the Company pursuant to this Agreement, consistent with the Company's policies and procedures as may be in effect from time to time, the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by her in connection with the performance of her duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies.

          5.  Other Benefits.  During the term of the Employee's employment by
              --------------
the Company pursuant to this Agreement, the Employee shall be entitled to receive five weeks paid vacation time per annum and such other benefits and customary medical and life insurance as are from time to time made available to other similarly situated employees of the Company, on the same terms as are available to such similarly situated employees, it being understood that the Employee shall be required to make the same contributions and payments in order to receive any of such benefits as may be required of such similarly situated employees.

          6.  Termination of Employment.
              -------------------------

          6.1  Death.  In the event of the death of the Employee during the term
               -----
of this Agreement, the Company shall pay to the estate or other legal representative of the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the Employee's date of death and not theretofore paid, and the estate or other legal representative of the Employee shall have no further rights under this Agreement.

          6.2  Disability.  If the Employee shall become incapacitated by reason
               ----------
of sickness, accident or other physical or mental disability and shall for a period of thirty (30) consecutive days be unable to perform her normal duties hereunder, with or without reasonable accommodation, the employment of the Employee hereunder may be terminated by the Company upon thirty (30) days' prior written notice to the Employee. Promptly after such termination, the Company shall pay to the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

          6.3  Due Cause.  The employment of the Employee hereunder may be
               ---------
terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee, and, after the satisfaction of any claim of the Company against the Employee arising as a direct and proximate result of such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10. For purposes hereof, "Due Cause" shall mean (a) a material breach of any of the Employee's obligations hereunder (it being understood that any breach of the provisions of Sections 2, 7, 8 or 9 hereof shall be considered material);(b) the use of alcohol, or unprescribed drugs by the Employee to an extent that such use interferes with the performance by the Employee of her responsibilities hereunder; or (c) that the Employee repeatedly or intentionally causes damage to the relations of any member of the Company Group with its clients, suppliers or employees; or (d) the continued refusal by the Employee to carry out any reasonable lawful order or instruction of the Company or the repeated commission of other acts of insubordination; or (e) that the Employee, in carrying out her duties hereunder, has been guilty of (i) willful or gross neglect or (ii) willful or gross misconduct, resulting in either case in material harm to any member of the Company Group (as hereinafter defined); or (f) that the Employee has been charged with (i) a felony or (ii) any lesser crime or offense involving moral turpitude. In the event of an occurrence under this Section 6.3, the Employee shall be given written notice by the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the Company intends so to terminate the Employee's employment. If the basis for such written notice is an act or acts described in clause (a) or (b) above (and not involving moral turpitude), the Employee shall be given ten (10) days to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Employee within such ten (10) days to cease or correct such performance (or nonperformance), the Employee's employment by the Company shall automatically be terminated hereunder for Due Cause.

          6.4  Other Termination by the Company.  The Company may terminate the
               --------------------------------
Employee's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to Sections 6.1, 6.2 or 6.3, the Company shall continue to pay to the Employee (or her estate or other legal representative in the case of the death of the Employee subsequent to such termination), in the same periodic installments as her annual salary was paid, the salary provided for in Section 3.1 (at the annual rate then in effect) until the earlier of (a) the then scheduled expiration of the term hereof or (b) six (6) months following the date of such termination plus one (1) additional month for each full year of service hereunder. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

          6.5  Rights to Benefits.  Upon termination of employment under any
               ------------------
provision contained in this Section 6, rights and benefits of the Employee, her estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

          7.  Confidential Information.
              ------------------------

          7.1 (a) The Employee shall, during the Employee's employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company or any of the Company's subsidiaries, affiliates or parent entities (the Company and the Company's subsidiaries, affiliates and parent entities being hereinafter collectively referred to as the "Company Group") confidentially. The Employee shall not, without the prior written consent of the President of the Company, disclose such confidential material, directly or indirectly, to any party, who at the time of such disclosure is not an employee or agent of any member of the Company Group, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group. The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee (whether made by the foregoing or other means) are the exclusive property of the Company.

          (b) For the purposes hereof, the term "confidential material" shall mean all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information concerning the practices and customers of any member of the Company Group; provided, however, that the term "confidential material" shall not include information which becomes generally available to the public other than as a result of a disclosure by the Employee.

          7.2 Promptly upon the request of the Company, the Employee shall deliver to the Company all confidential material relating to any member of the Company Group in the possession of the Employee without retaining a copy thereof, unless, in the written opinion of counsel for the Company delivered to the Employee, either returning such confidential material or failing to retain a copy thereof would violate any applicable Federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises in writing to the Employee that the same may be lawfully done.

          7.3 In the event that the Employee is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material relating to any member of the Company Group, the Employee shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Employee with the provisions hereof.

          8.  Non-Competition.
              ---------------

          8.1 The Employee acknowledges that the services to be rendered by her to the Company are of a special and unique character. The Employee agrees that, in consideration of her employment hereunder, the Employee will not, (a) (A) during the term of this Agreement and (B) until three (3) years from the date of termination of the Employee's employment with the Company or any other member of the Company Group, directly or indirectly, (w) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, which is competitive with the business of providing ethnic market research and business consulting on ethnic marketing strategies of the Company or any member of the Company Group, (x) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was during the prior six (6) month period or is at the time of solicitation, a director, officer, employee, agent or consultant of such member of the Company Group, on the Employee's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Company Group, (y) solicit or entice or endeavor to solicit or entice away any of the clients or customers or active prospects of any member of the Company Group, either on the Employee's own account or for any other person, firm, corporation or organization, or (z) employ any person who was during the prior six (6) month period or is at the time of solicitation, a director, officer or employee of any member of the Company Group or any person who is known to be in possession of any confidential information or trade secrets relating to the business of any member of the Company Group, or (b) during the term of this Agreement and until two (2) years from the date of termination of the Employee's employment with the Company or any member of the Company Group, take any action or make any statement, the effect of which would be, directly or indirectly, to impair the good will of any member of the Company Group or the business reputation or good name of any member of the Company Group, or be otherwise detrimental to the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Company Group. The Company agrees that at any time during the term of this Agreement and until two (2) years from the date of termination of the Employee's employment with the

Company or any member of the Company Group, take any action or make any statement, the effect of which would be, directly or indirectly, to impair the business reputation or good name of the Employee, or be otherwise detrimental to the Employee.

          8.2 The Employee and the Company agree that if, in any proceeding, the court or authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

          8.3 The Employee expressly acknowledges and agrees that the covenants and agreements set forth in this Section 8 are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the Company Group, as well as the proprietary and other legitimate business interests of the members of the Company Group. The Employee acknowledges and agrees that the covenants and agreements of the Employee set forth in this
Section 8 constitute a significant part of the consideration given by the Employee to the Company in exchange for the salary and benefits provided for in this Agreement, and are a material reason for such payment.

          8.4  Notwithstanding anything to the contrary contained in this
Section 8, it is understood and agreed that the Employee shall be permitted, subsequent to the termination of the Employee's employment hereunder, to work in an academic, in-house or general market research position.

          8.5  Notwithstanding anything to the contrary contained in this
Section 8, it is understood and agreed that the restrictions set forth in clause
(a)(B)(w) of Section 8.1 hereof shall not apply in the event that the Company has not, on or prior to the second anniversary of the date hereof, consummated an initial public offering of the Company Common Stock.

          9.  Intellectual Property.
              ---------------------

          9.1 Any and all intellectual property, inventions or software made, developed or created by the Employee (a) during the term of this Agreement or
(b) within a period of one hundred and twenty (120) days after the termination of the Employee's employment with the Company or any other member of the Company Group, which reasonably relate to the business of the Company or any other member of the Company Group or which reasonably relate to any business conducted by the Company during the term of the Employee's employment by the Company (each, an "Invention"), whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular working hours of work or otherwise, shall be promptly and fully disclosed by the Employee to the President and/or the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to the President and/or the Board of Directors all papers, drawings, models, data and other material relating to any Invention made, developed or created by him as aforesaid. In addition, the Employee covenants and agrees to disclose to the Board of Directors any Invention developed or created by the Employee during the term of this Agreement, whether or not such Invention relates to the business being conducted by the Company or any other member of the Company Group at the time of development or creation of such Invention.

          9.2 The Employee hereby expressly acknowledges and agrees that any Invention developed or created by the Employee during the term of this Agreement which reasonably relates to the business of the Company or any other member of the Company Group or which reasonably relates to the business conducted by the Company during the Employee's employment by the Company shall be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (17 U.S.C. (S) 101). Each such Invention as well as all copies of such Invention in whatever medium fixed or embodied, shall be owned exclusively by the Company as of the date of creation.

          9.3 The Employee shall, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights of the Company with respect to such Invention as are to be in the Company's exclusive property as against the Employee under this Section 9 or to vest in the Company title to such inventions as against the Employee, the expense of securing any such patent or copyright, to be borne by the Company. In addition, the Employee agrees not to file any patent, copyright or trademark applications related to such Invention.

          10.  Equitable Relief.  In the event of a breach or threatened breach
               ----------------
by the Employee of any of the provisions of Sections 7, 8 or 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the federal courts located in the Northern District of California and the state courts located in such District for any proceedings under this Section 10. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

          11.  Successors and Assigns.
               ----------------------

          11.1   Assignment by the Company.  The Company may assign this
                 -------------------------
Agreement to any member of the Company Group or to any entity which acquires substantially all the assets and business of the Company, and the Employee hereby consents to such assignment.

          11.2    Assignment by the Employee.  The Employee may not assign this
                  --------------------------
Agreement or any part hereof without the prior written consent of the President of the Company.

          12.  Governing Law.  This Agreement shall be deemed a contract made
               -------------
under, and for all purposes shall be construed in accordance with, the laws of the State of California or such other State in which the Employee's principal business office is located if her principal business office no longer is in the State of California, applicable to contracts to be performed entirely within such State.

          13.  Entire Agreement.  This Agreement contains all the understandings
               ----------------
and representations between the parties hereto pertaining to the subject matter hereof and supersede all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto; provided, however, that Section 8 shall not serve as a limitation of the terms of any other non-competition agreement between the Employee and any member of the Company Group.

          14.  Modification and Amendment; Waiver.  The provisions of this
               ----------------------------------
Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

          15.  Notices.  All notices, requests or instructions hereunder shall
               -------
be in writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, as follows:

          If to the Company:

               2200 Clarendon Boulevard, 11th Floor
               Arlington, Virginia  22201
               Attention:  President
               Telecopy:  703-812-9552
               Telephone:  800-522-3447

          If to the Employee:

               1329 Waverley Street
               Palo Alto, California  94301
               Telecopy No.:  (650) 327-7024
               Telephone No.: (650) 322-9991

          with a copy to:

               Coblentz, Cahen, McCabe & Breyer LLP
               222 Kearney Street, 7th Floor
               San Francisco, California  94108
               Attention: Barry Reder, Esq.
               Telecopy No.:  (415) 989-1663
               Telephone No.: (415) 391-4800

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

          16.  Arbitration.  Any controversy or claim arising out of or relating
               -----------
to this Agreement, or any breach hereof, shall, except as provided in Section 10 hereof, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in San Francisco, California. The arbitrator shall award attorneys' fees to the prevailing party.

          17.  Expenses.  Each of the parties hereto shall bear her or its own
               --------
costs and expenses, including attorneys fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

          18.  Titles.  Titles of the sections of this Agreement are intended
               ------
solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

          19.  Severability.  Should any provision of this Agreement be held by
               ------------
a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

          20.  Survivorship.  The respective rights and obligations of the
               ------------
parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                            *          *          *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              CULTURALACCESSWORLDWIDE INC.

                              By     /s/Liam Donohue
                                --------------------------------------------
                                 Name:  Liam Donohue
                                 Title:  Vice President



                                     /s/Isabel Valdes
                              ----------------------------------------------
                                        Isabel Valdes